         As filed with the Securities and Exchange Commission on August 14, 2000
                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RATEXCHANGE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                     11-2936371
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                          185 BERRY STREET, SUITE 3515
                         SAN FRANCISCO, CALIFORNIA 94107
                                 (415) 371-9800
              (Address of Principal Executive Offices and Zip Code)

                NetAmerica.com CORPORATION 1999 STOCK OPTION PLAN
                -------------------------------------------------
                                       AND
 OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS PURSUANT TO INDIVIDUAL AGREEMENTS
 ------------------------------------------------------------------------------
                            (Full Title of the Plans)

                                  Donald Sledge
                             RateXchange Corporation
                          185 Berry Street, Suite 3515
                         San Francisco, California 94107
                                 (415) 371-9800
            (Name, address and telephone number, including area code,
                              of agent for service)

                                    Copy to:
                               Dawn M. Call, Esq.
                              Snell & Wilmer L.L.P.
                        15 West South Temple, Suite 1200
                           Salt Lake City, Utah 84101
                                 (801) 257-1900

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                Title Of                                             Proposed           Proposed
               Securities                         Amount              Maximum            Maximum            Amount Of
                  To Be                           To Be           Offering Price        Aggregate         Registration
               Registered                     Registered(1)          Per Share       Offering Price            Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value:                  2,690,000            $2.26(2)          $6,079,400            $1,605
     To be issued under the 1999 Stock
       Option Plan

     To be issued to Employees and               4,215,000            $7.00(3)         $29,505,000            $7,789
       Consultants pursuant to
       Individual Agreements
----------------------------------------------------------------------------------------------------------------------
Total                                            6,905,000                             $35,584,400            $9,394
----------------------------------------------------------------------------------------------------------------------


(1) In the event of a stock split, stock dividend or similar transaction involving RateXchange's common stock, to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933. Such computation is based on the weighted average exercise price of options outstanding under the 1999 Stock Option Plan.

(3) Calculated pursuant to Rule 457(h) of the Securities Act of 1933. Such computation is based on the exercise price of $7.00 for all options outstanding under individual agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         RateXchange Corporation, formerly known as NetAmerica.com Corporation, hereby incorporates by reference in this registration statement the following documents which were previously filed with the Securities and Exchange
Commission:

                  (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999;

                  (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

                  (c) The Company's current report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2000; and

                  (d) The description of the Company's common stock contained in its registration statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Delaware General Corporate Code Section 145 provides for the indemnification of directors and officers in terms sufficiently broad to permit such indemnification, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. In addition, Delaware Code provides that a corporation may purchase and maintain insurance on behalf of an officer or director against liability incurred by the officer or director as an officer or director. RateXchange Corporation's Bylaws and Certificate of Incorporation require the Company to indemnify its directors and officers to the fullest extent allowed under Delaware law. The Bylaws also provide that the Company may purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them as officers and directors. Currently, the Company carries director and officer liability insurance which may insure against director or officer liability arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION

         Not Applicable.

ITEM 8.  EXHIBITS

      EXHIBIT NUMBER                                 DESCRIPTION
      --------------                                 -----------
            4.1           NetAmerica.com Corporation 1999 Stock Option Plan
            4.2           Form of Individual Employee or Consultant Stock Option
                          Agreement
            5.1           Opinion of Snell & Wilmer, L.L.P.
           23.1           Consent of Independent Auditors
           23.2           Consent of Snell & Wilmer L.L.P. (included in
                          Exhibit 5.1)
           24.1           Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS

                  A. The Company hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 14, 2000.


                                       RATEXCHANGE CORPORATION


                                       By: /S/  DONALD H. SLEDGE
                                           -------------------------------------
                                           Donald H. Sledge
                                           Chief Executive Officer


         Know all persons by these presents, that each person whose signature appears below constitutes and appoints Donald H. Sledge and Philip Rice and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file with same, the exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendments to this registration statement have been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                   DATE
              ---------                                        -----                   ----
        /S/ DONALD H. SLEDGE            Chairman and Chief Executive Officer      August 14, 2000
-----------------------------------
          DONALD H. SLEDGE

           /S/ PHILIP RICE              Executive Vice President and              August 14, 2000
-----------------------------------     Chief Financial Officer
             PHILIP RICE

      /S/ CHRISTOPHER J. VIZAS          Director                                  August 14, 2000
-----------------------------------
        CHRISTOPHER J. VIZAS

      /S/ D. JONATHAN MERRIMAN          Director                                  August 14, 2000
-----------------------------------
        D. JONATHAN MERRIMAN

        /S/ RONALD E. SPEARS            Director                                  August 14, 2000
-----------------------------------
          RONALD E. SPEARS

      /S/ GORDON HUTCHINS, JR.          Director                                  August 14, 2000
-----------------------------------
        GORDON HUTCHINS, JR.

                                 EXHIBITS INDEX

      EXHIBIT NUMBER                               DESCRIPTION
      --------------                               -----------
            4.1              NetAmerica.com Corporation 1999 Stock Option Plan
            4.2              Form of Individual Employee or Consultant Stock
                             Option Agreement
            5.1              Opinion of Snell & Wilmer, L.L.P.
           23.1              Consent of Independent Auditors
           23.2              Consent of Snell & Wilmer L.L.P. (included in
                             Exhibit 5.1)
           24.1              Power of Attorney (see signature page)